UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                January 26, 2010

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On January 26, 2010, TriCo Bancshares announced its quarterly earnings for the period ended December 31, 2009. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------
(c)  Exhibits

     99.1     Press release dated January 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  January 27, 2010     By:/s/Thomas J. Reddish
                               --------------------
                               Thomas J. Reddish, Executive Vice President
                                 and Chief Financial Officer


INDEX TO EXHIBITS

Exhibit No.                Description
----------                 -----------
    99.1                   Press release dated January 26, 2010

PRESS RELEASE                                   Contact:       Richard P. Smith
For Immediate Release                           President & CEO (530) 898-0300

TRICO BANCSHARES  ANNOUNCES ANNUAL AND QUARTERLY  EARNINGS FOR THE PERIODS ENDED
                               DECEMBER 31, 2009

CHICO, Calif. - (January 26, 2010) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced annual earnings of $9,962,000 for the year ended December 31, 2009. This represents a 40.7% decrease when compared with earnings of $16,798,000 for the year ended December 31, 2008. Diluted earnings per share for the year ended December 31, 2009 decreased 41.0% to $0.62 from $1.05 for the year ended December 31, 2008. Total assets of the Company increased $127 million (6.2%) to $2.170 billion at December 31, 2009 versus $2.043 billion at December 31, 2008. Total loans of the Company decreased $91 million (5.7%) to $1.500 billion at December 31, 2009 versus $1.591 billion at December 31, 2008. Total deposits of the Company increased $159 million (9.5%) to $1.828 billion at December 31, 2009 versus $1.669 billion at December 31, 2008.

Net income for the quarter ended December 31, 2009 decreased $1,928,000 (45.5%) to $2,313,000 from $4,241,000 for the quarter ended December 31, 2008. Diluted earnings per share decreased 46.2% to $0.14 in the quarter ended December 31, 2009 from $0.26 in the quarter ended December 31, 2008.

The $1,928,000 decrease in earnings for the quarter ended December 31, 2009 over the year-ago quarter was primarily due to a $2,350,000 (43.1%) increase in provision for loan losses and a $2,796,000 (16.7%) increase in noninterest expense, that were partially offset by a $1,760,000 (28.6%) increase in noninterest income. Net interest income decreased $146,000 (0.7%) for the quarter ended December 31, 2009, from the year-ago quarter. The effective tax rate in the quarter ended December 31, 2009 was 24.6% versus 35.7% in the year-ago quarter due to a higher percentage of tax free revenue to total net income before taxes in the fourth quarter of 2009 versus the year-ago quarter. The main components of tax free revenue include the increase in cash value of life insurance, which is federal and state tax free, interest on municipal bonds which is federal tax free, and interest earned on loans that qualify for the state tax deduction related to enterprise zones.

The $146,000 decrease in net interest income to $22,469,000 was mainly due to a 40 basis point decrease in the fully tax-equivalent net interest margin to 4.55% during the quarter ended December 31, 2009 versus 4.95% during the quarter ended December 31, 2008. Much of the 40 basis point decrease in net interest margin is due to the fact that despite historically low deposit rates, deposit balances continue to grow while the ability to deploy these growing deposits into some interest-earning asset other than short-term low-yield interest-earning cash at the Federal Reserve Bank has been limited. This limitation is the result of weak loan demand and investment yields that have been unattractive due to their interest rate risk profile.

The following table details the components of the net interest income and net interest margin on a fully tax-equivalent basis for the quarters ended December 31, 2009 and 2008:


                             Quarter ended December 31, 2009       Quarter ended December 31, 2008
                            ------------------------------------------------------------------------
                              Average                 Yield/        Average                Yield/
                              Balance       Income     Rate         Balance      Income     Rate
(Dollars in thousands)      ------------------------------------------------------------------------
Assets:
Loans                        $1,508,472    $24,356    6.46%        $1,565,343    $26,365    6.74%
Securities                      232,881      2,745    4.71%           265,223      3,441    5.19%
Cash at Fed and other banks    $246,658        154    0.25%            10,349         31    1.18%
                             ----------    -------                 ----------    -------
  Total earning assets        1,988,011     27,255    5.48%         1,840,915     29,837    6.48%
                                           -------                               -------
Other assets                    147,611                               154,324
                             ----------                            ----------
  Total assets                2,135,622                             1,995,239
                             ----------                            ----------

Liabilities and shareholders' equity:
Interest-bearing demand
  deposits                     $339,924       $709    0.83%          $242,390       $311    0.51%
Savings deposits                484,638        762    0.63%           380,172      1,044    1.10%
Time deposits                   597,091      2,254    1.51%           598,373      4,503    3.01%
Federal funds purchased               -          -                     16,841         46    1.09%
Junior sub debt                  41,238        319    3.09%            41,238        520    5.04%
Other borrwings                  69,593        617    3.55%            84,952        640    3.01%
                              ---------     ------                 ----------    -------
  Total interest-bearing
    liabilities               1,532,484      4,661    1.22%         1,363,966      7,064    2.07%
                                            ------                               -------
Noninterest-bearing
  deposits                      362,618                               404,639
Other liabilities                35,264                                30,806
Shareholders' equity            205,256                               195,828
  Total liabilities and      ----------                            -----------
    shareholders' equity     $2,135,622                            $1,995,239
                             ==========                            ===========
Net interest rate spread                              4.27%                                 4.41%
                                                      =====                                 =====
Net interest income/net
  interest margin (FTE)                    $22,594    4.55%                      $22,773    4.95%
                                           =======    =====                      =======    =====
FTE adjustment                                (125)                                 (158)
                                           --------                              -------
Net interest income before FTE             $22,469                               $22,615
   adjustment                              ========                              ========

The provision for loan loss was $7,800,000 and $5,450,000 during the quarters ended December 31, 2009 and December 31, 2008, respectively. Net loan charge-offs were $6,878,000 during the quarter ended December 31, 2009 compared to $2,448,000 during the quarter ended December 31, 2008. The $6,878,000 of net loan charge-offs during the quarter ended December 31, 2009 were comprised of $2,355,000 of home equity lines of credit and loans, $541,000 of indirect auto loans, $10,000 of residential mortgages, $2,350,000 of residential construction, $290,000 of small business loans, and $1,332,000 of other loans. The $2,350,000 of net residential construction loan charge-offs were primarily comprised of $850,000 for a SFR land acquisition loan in the Sacramento Valley, $565,000 on a condominium construction loan in the Sacramento Valley, $524,000 for a SFR land acquisition, development, and construction loan in the Sacramento Valley, and $234,000 for a SFR lot loan in the Sacramento Valley. In comparison, the $2,448,000 of net loan charge-offs during the quarter ended December 31, 2008 were comprised of $1,140,000 of home equity lines of credit and loans, $378,000 of indirect auto loans, $330,000 of residential mortgages, $189,000 of residential construction, $175,000 of small business loans, and $236,000 of other loans.

Nonperforming loans, net of government agency guarantees, were $44,896,000 at December 31, 2009 compared to $46,607,000 and $27,525,000 at September 30, 2009
and December 31, 2008, respectively. The $1,711,000 decrease in nonperforming loans, net of government guarantees, during the fourth quarter of 2009 was the result of new nonperforming loans of $14,691,000, advances on existing nonperforming loans of $206,000, recoveries on existing nonperforming loans of $381,000, less gross charge-offs of $7,258,000, and reductions to existing nonperforming loans of $9,730,000.

The primary causes of the $14,691,000 in new nonperforming loans during the third quarter of 2009 were increases of $1,382,000 in residential real estate, $3,044,000 in commercial real estate, $2,787,000 in home equity lines and loans, $684,000 in auto loans, $164,000 in other consumer loans, $1,599,000 in Commercial (C&I) loans, $4,437,000 in residential construction loans and $448,000 in commercial construction loans.

The $3,044,000 in new nonperforming commercial real estate loans were primarily made up of a $499,000 commercial office building in the Sacramento Valley, a $464,000 commercial office building in the Sacramento Valley, and the transfer of a $1,439,000 condominium construction loan in the Sacramento Valley from the residential construction loan category to the commercial real estate category as described below.

The $1,599,000 in new nonperforming commercial (C&I) loans were primarily made up of a $487,000 line of credit to a developer in the Sacramento Valley, and a $198,000 line of credit to a contractor in the Sacramento Valley. The remainder is made up of several small loans or lines to commercial borrowers.

The $4,437,000 in new nonperforming residential construction loans were primarily made up of a $2,500,000 SFR land acquisition loan in the Sacramento Valley which was also charged down to $1,649,000 during the quarter, a $700,000 SFR land acquisition loan in the Sacramento Valley, a $524,000 SFR land acquisition loan in the Sacramento Valley which was also charged off during the quarter, a $403,000 SFR construction loan for a single home in Northern California, and a $283,000 land loan in the Sacramento Valley.

The primary causes of the $9,730,000 in reductions to existing non-performing loans were paydowns or upgrades of $251,000 in residential real estate, $448,000 in commercial real estate, $664,000 in home equity lines and loans, $641,000 in auto loans, $3,080,000 in Commercial (C&I) loans, and $4,617,000 in residential construction loans.

The $3,080,000 in paydowns or upgrades of nonperforming commercial (C&I) loans were primarily made up of a paydown of $2,186,000 on a production loan to a dairy in the San Joaquin Valley, and a $807,000 paydown on a line of credit to a subcontractor in the Sacramento Valley.

The $4,617,000 in paydowns or upgrades of nonperforming residential construction loans were primarily made up of a $3,689,000 condominium construction loan of which $2,250,000 was upgraded to performing status, and the remaining $1,439,000 was transferred to the commercial real estate category as the project is now rented out and generating income. An additional $876,000 SFR lot development loan was transferred to OREO accounting for the bulk of the $1,354,000 increase in OREO.

At December 31, 2009, the Company's allowance for losses, which consists of the allowance for loan losses ($35,473,000) and the reserve for unfunded commitments ($3,640,000), was $39,113,000 or 2.61% of total loans outstanding and 87% of nonperforming loans versus $30,155,000 or 1.90% of total loans outstanding and 110% of nonperforming loans at December 31, 2008.

The following table details the components of noninterest income during the fourth quarters of 2009 and 2008:


(Dollars in thousands)                               Q4'09      Q4'08
Noninterest income:
Service charges on deposit accounts                 $4,153     $3,862
ATM fees and interchange                             1,317      1,104
Other service fees                                     402        259
Mortgage banking service fees                          306        269
Change in value of mortgage servicing rights          (235)    (1,117)
                                                    ------------------
Service charges and fees                             5,943      4,377
Gain on sale of investments                              -          -
Gain on sale of loans                                  673        212
Commission on sale of NDIP                             271        530
Increase in CV of life  insurance                    1,059        754
Other                                                  (21)       292
                                                    -----------------
Total noninterest income                            $7,925     $6,165
                                                    =================

Noninterest income increased $1,760,000 (28.5%) to $7,925,000 during the quarter ended December 31, 2009 versus $6,165,000 in the year-ago quarter. Service charges on deposit accounts were up $291,000 (7.5%) due primarily to increased per item overdraft fees implemented during 2009. ATM fees and interchange, and other service fees were up $213,000 (19.3%) and $143,000 (55.2%) due to increased debit card usage and an expanded customer base. Overall, mortgage banking activities, which includes amortization of mortgage servicing rights, mortgage servicing fees, change in value of mortgage servicing rights, and gain on sale of loans, accounted for $744,000 of noninterest income in the fourth quarter of 2009 compared to a $636,000 reduction of noninterest income in the fourth quarter of 2008. The increased contribution from mortgage banking activities was due to increased loan sales during the fourth quarter of 2009 and a significant decrease in the value of mortgage rights at the end of 2008. Commissions on sale of nondeposit investment products decreased $259,000 (48.9%) in the fourth quarter of 2009 compared to the year-ago quarter due to lesser demand for these products and decreased resources focused in that area. Increase in cash value of life insurance was $305,000 (40.5%) higher than in the year-ago quarter due to higher than expected earning rates on the related life insurance policies in the fourth quarter of 2009. Other noninterest income decreased
$313,000 (107%) due primarily to decreases in deposit sweep income, official check float commission rebates, lease brokerage income, and a nonrecurring loss on disposal of fixed assets related to branch remodels in the fourth quarter of 2009.

The following table summarizes the components of noninterest expense for the quarters ended December 31, 2009 and 2008:

(Dollars in thousands)                                Q4'09     Q4'08
Salaries and benefit expense:
Base salaries net of deferred origination costs      $7,031    $6,394
Incentive compensation expense                          308       794
Benefits and other compensation costs                 2,350     2,368
                                                    -----------------
  Total salaries and benefits expense                 9,689     9,556
                                                    =================
Equipment and data processing                         1,804     1,597
Occupancy                                             1,276     1,224
Advertising                                             706       547
ATM network charges                                     687       552
Telecommunications                                      496       285
Professional fees                                       571       552
Courier service                                         221       273
Postage                                                 226       248
Intangible amortization                                  65       135
Operational losses                                       90       291
Assessments                                           1,465       287
Change in reserve for unfunded commitments                -      (800)
Net foreclosed assets expense                           100        63
Other                                                 2,132     1,922
                                                    -----------------
  Total other noninterest expense                     9,839     7,176
                                                    =================
    Total noninterest expense                       $19,528   $16,732
                                                    =================
Average full time equivalent employees                  658       630

The $2,796,000 increase in noninterest expense during the quarter ended December 31, 2009 compared to the year-ago quarter was mainly due to increased deposit insurance assessments, and the absence of a reduction in the reserve for unfunded commitments as was present in the year-ago quarter. The changes in certain other categories of noninterest expense, such as equipment and data processing and telecommunications, from the year-ago quarter are indicative of the Company's efforts to use technology to become more efficient. Salaries and benefits expense increased $133,000 (1.4%) due to annual salary increases and an increase in the number of full time equivalent employees that were substantially offset by a decrease in incentive compensation.

As of December 31, 2009, the Company has repurchased 166,600 shares of its common stock under its stock repurchase plan adopted on August 21, 2007, which left 333,400 shares available for repurchase under the plan.

Richard Smith, President and Chief Executive Officer commented, "While earnings per share are lower in 2009 versus 2008, total bank revenues reached record levels in 2009. This strong and growing revenue stream continues to provide the support necessary to expand upon our already strong capital and liquidity positions, allows for increases in our loan loss provisions, and provides us the opportunity to continue to make loans available in our marketplace." Smith added, "We persist in the belief that economic conditions in California will remain under considerable pressure and unemployment levels will remain at very high levels throughout 2010. While economic conditions create growth challenges, we continue to benefit from the addition of many new customers, as evidenced by our strong core deposit growth, that prefer our local, relationship oriented, community focused banking model."

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company's primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company's reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2008. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 34-year history in the banking industry. It operates 32 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 64 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank's investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

                 TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
              (Unaudited. Dollars in thousands, except share data)

                                                                                Three months ended
                                                --------------------------------------------------------------------------
                                                 December 31,    September 30,    June 30,      March 31,     December 31,
                                                    2009             2009          2009           2009           2008
                                                ==========================================================================
Statement of Income Data
Interest income                                    $27,130         $27,889        $28,432        $28,882         $29,679
Interest expense                                     4,661           4,784          5,286          5,884           7,064
Net interest income                                 22,469          23,105         23,146         22,998          22,615
Provision for loan losses                            7,800           8,000          7,850          7,800           5,450
Noninterest income:
      Service charges and fees                       5,943           5,645          6,182          5,052           4,377
      Other income                                   1,982           2,148          1,814          1,563           1,788
Total noninterest income                             7,925           7,793          7,996          6,615           6,165
Noninterest expense:
      Base salaries net of deferred
          loan origination costs                     7,031           6,827          6,568          6,576           6,394
      Incentive compensation expense                   308             980          1,024            588             794
      Employee benefits and other
         compensation expense                        2,350           2,456          2,477          2,625           2,368
         Total salaries and benefits expense         9,689          10,263         10,069          9,789           9,556
      Intangible amortization                           65              65             64            134             135
      Provision for losses -
       unfunded commitments                              -             500            400            175            (800)
      Other expense                                  9,774           8,549          8,811          7,103           7,841
Total noninterest expense                           19,528          19,377         19,344         17,201          16,732
Income before taxes                                  3,066           3,521          3,948          4,612           6,598
Net income                                          $2,313          $2,255         $2,512         $2,882          $4,241
Share Data
Basic earnings per share                             $0.15           $0.14          $0.16          $0.18           $0.27
Diluted earnings per share                            0.14            0.14           0.16           0.18            0.26
Book value per common share                          12.71           12.79          12.67          12.71           12.56
Tangible book value per common share                $11.71          $11.78         $11.66         $11.69          $11.54
Shares outstanding                              15,787,753      15,787,753     15,782,753     15,782,753      15,756,101
Weighted average shares                         15,787,753      15,787,264     15,782,753     15,774,624      15,750,857
Weighted average diluted shares                 16,012,078      16,015,952     15,997,437     16,019,488      16,068,456
Credit Quality
Non-performing loans, net of
       government agency guarantees                $44,896         $46,607        $43,373        $34,360         $27,525
Foreclosed assets, net of allowance                  3,726           2,372          2,622          2,407           1,185
Loans charged-off                                    7,258           7,471          7,308          3,001           2,780
Loans recovered                                       $380            $398           $308           $385            $332
Allowance for losses to total loans(1)               2.61%           2.49%          2.37%          2.27%           1.90%
Allowance for losses to NPLs(1)                        87%             82%            85%           103%            110%
Allowance for losses to NPAs(1)                        80%             78%            80%            97%            105%
Selected Financial Ratios
Return on average total assets                       0.43%           0.43%          0.48%          0.56%           0.85%
Return on average equity                             4.51%           4.43%          4.94%          5.70%           8.66%
Average yield on loans                               6.46%           6.48%          6.48%          6.52%           6.73%
Average yield on interest-earning assets             5.48%           5.70%          5.91%          6.15%           6.48%
Average rate on interest-bearing liabilities         1.22%           1.27%          1.42%          1.63%           2.07%
Net interest margin (fully tax-equivalent)           4.55%           4.72%          4.82%          4.91%           4.95%
(1)  Allowance  for losses  includes  allowance  for loan losses and reserve for unfunded commitments.

                 TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
              (Unaudited. Dollars in thousands, except share data)

                                                                                Three months ended
                                                --------------------------------------------------------------------------
                                                 December 31,    September 30,    June 30,      March 31,     December 31,
                                                    2009             2009          2009           2009           2008
                                                ==========================================================================
Balance Sheet Data
Cash and due from banks                            $346,589        $234,570        $182,923        $137,241         $86,355
Securities, available-for-sale                      211,622         230,962         252,104         279,122         266,561
Federal Home Loan Bank Stock                          9,274           9,274           9,274           9,235           9,235
Loans
      Commercial loans                              163,181         171,583         172,732         169,765         189,645
      Consumer loans                                458,083         473,411         486,548         499,168         514,448
      Real estate mortgage loans                    820,016         814,132         813,898         813,889         802,527
      Real estate construction loans                 58,931          72,086          79,057          84,134          84,229
Total loans, gross                                1,500,211       1,531,212       1,552,235       1,566,956       1,590,849
Allowance for loan losses                           (35,473)        (34,551)        (33,624)        (32,774)        (27,590)
Premises and equipment                               18,742          18,102          18,208          18,537          18,841
Cash value of life insurance                         48,694          47,635          47,365          47,095          46,815
Goodwill                                             15,519          15,519          15,519          15,519          15,519
Intangible assets                                       325             389             454             519             653
Other assets                                         55,017          42,554          43,383          36,902          35,952
Total assets                                      2,170,520       2,095,666       2,087,841       2,078,352       2,043,190
Deposits
      Noninterest-bearing demand deposits           377,334         349,949         358,618         371,639         401,247
      Interest-bearing demand deposits              359,179         314,160         291,641         269,807         241,560
      Savings deposits                              511,671         473,915         431,424         426,001         380,799
      Time certificates                             580,328         613,871         655,702         659,259         645,664
Total deposits                                    1,828,512       1,751,895       1,737,385       1,726,706       1,669,270
Federal funds purchased                                   -               -               -               -               -
Reserve for unfunded commitments                      3,640           3,640           3,140           2,740           2,565
Other liabilities                                    29,728          30,759          32,201          31,041          30,180
Other borrowings                                     66,753          66,197          73,898          76,081         102,005
Junior subordinated debt                             41,238          41,238          41,238          41,238          41,238
Total liabilities                                 1,969,871       1,893,729       1,887,862       1,877,806       1,845,258
Total shareholders' equity                          200,649         201,937         199,979         200,546         197,932
Accumulated other
      comprehensive gain (loss)                       2,278           3,934           2,322           3,474           2,056
Average loans                                     1,508,472       1,538,239       1,555,778       1,566,350       1,565,343
Average interest-earning assets                   1,988,011       1,969,043       1,933,633       1,887,121       1,840,915
Average total assets                              2,135,622       2,099,053       2,088,875       2,049,193       1,995,239
Average deposits                                  1,784,271       1,744,336       1,735,434       1,688,704       1,625,574
Average total equity                               $205,256        $203,452        $203,596        $202,126        $195,828
Total risk based capital ratio                        13.4%           13.2%           12.9%           12.7%           12.4%
Tier 1 capital ratio                                  12.1%           11.9%           11.6%           11.4%           11.2%
Tier 1 leverage ratio                                 10.5%           10.6%           10.7%           10.9%           11.1%
Tangible capital ratio                                 8.6%            8.9%            8.9%            8.9%            9.0%
